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                 SEPARATION AGREEMENT AND GENERAL RELEASE


     This Agreement (this "AGREEMENT") is entered into as of May 30, 1998, between Hybrid Networks, Inc., a Delaware corporation (the "Company"), and Dan E. Steimle ("EMPLOYEE").

                                   RECITALS

     A. Whereas, the Company has employed Employee as its Vice President, Finance and Administration, Chief Financial Officer and Secretary;

     B. Whereas Employee wishes to end his employment relationship with the Company as of May 31, 1998 (the "TERMINATION DATE"), and he and the Company wish to provide for termination of that relationship by mutual agreement in a way which will preserve the goodwill that exist between them.

     Now, therefore, in consideration of the premises and mutual promises herein contained, the parties agree as follows:

     1.   TERMS OF SEPARATION

          A. Employee's employment ends as of the Termination Date. The Company will deliver on the Termination Date to Employee a check based on the gross amount set forth in part I of EXHIBIT A hereto for accrued salary, reimbursable expenses, accrued but unused vacation pay and any other similar payments due and owing to Employee up to the Termination Date, adjusted for applicable withholding and deductions.

          B. Upon completion of the Revocation Period described in Section 13, the Company will deliver to Employee a check based on the gross amount set forth in part 2 of EXHIBIT A, representing severance pay.

          C. On August 31, 1998, the Company will deliver to Employee a check based on the gross amount set forth in part 3 of EXHIBIT A. representing a bonus payment to Employee for his extraordinary efforts in assisting the Company with its major transactions in the last four months of 1997 and in 1998, including, without limitation, its September 1997 bridge financing, its initial public offering and the proposed business combination with Pacific Monolithics, Inc.

          D. The Company offers to extend the health insurance coverage it currently provides Employee pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at Employee's expense. Employee will have 60 days from the Termination Date to notify the Company in writing of his election to continue coverage pursuant to COBRA.

          E. The Company will continue to provide Employee, during the period commencing with the Termination Date and ending December 31, 1998, the following: (i) use of a lap top computer (Employee will return the lap top computer on January 1, 1999); (ii) availability of access to the Company's server for e-mail receipt and transmittal; and (iii)

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availability of a telephone extension in the Company's telephone system so that Employee will be able to access voice mail. By signing below, Employee warrants that he has returned to the Company any and all property and data of the Company of any type whatsoever that was in his possession, custody, or control, except for the lap top computer referred to above.

          F. For six months commencing June 1, 1998 and ending November 30, 1998 (the "PERIOD OF CONSULTANCY"), Employee will serve as an on-call consultant to the Company, performing such duties as the Chief Executive Officer of the Company may from time to time direct; provided that, unless both parties mutually agree otherwise, Employee will not be required to provide more than 40 hours of such consulting services in any month during the Period of Consultancy. In consideration for (i) the agreement of Employee to make himself available to provide consulting services as set forth herein and (ii) the rendering by Employee of up to 20 hours of such services, to the extent requested by the Company, in any month during the Period of Consultancy, the Company will pay to Employee, on the first of each month during the Period of Consultancy, a check based on a gross amount equal to 50% of Employee's current base monthly salary, as set forth in part 4 of EXHIBIT A. In addition, the Company will pay Employee $1,000 per day for each day in which Employee actually provides consulting services to the Company at the Company's request as provided herein in excess of 20 hours of such consulting services in any month during the Period of Consultancy. Employee will not be an employee of the Company for any purpose during the Period of Consultancy. As provided in the existing terms of Employee's options to purchase shares of the Company's Common Stock (constituting options to purchase 141,111 shares in the aggregate) and under the existing terms of the applicable stock option plans, such options will continue to vest during the Period of Consultancy. Upon the termination of the Period of Consultancy, Employee's status as a consultant to the Company will be Terminated (as defined in the applicable stock option plans), and, accordingly, the vesting of the stock options will then terminate and the options will, to the extent then vested, be exercisable for a period of 90 days commencing with the date of such termination.

          G. Employee agrees the payments he receives herewith pursuant to Sections 1.A, 1.B and 1.C of this Agreement represent the total amount of compensation, benefits and bonuses owed to him by the Company and that the Company does not owe him any other amounts. Employee agrees that all other payments and consideration he receives under this Agreement are in exchange for the covenants and agreements he makes herein. Employee further agrees and understands that any liability for state or federal income or other taxes that may be assessed as a result of the transactions provided for herein is Employee's sole responsibility, and he will not look to the Company for payment or reimbursement of any taxes.

          H. The parties acknowledge that Employee is bound by the Proprietary Information and Inventions Agreement, which he signed when he commenced employment with the Company, a copy of which is attached hereto as EXHIBIT B (the "PII AGREEMENT"), and that Employee has had access to and has become acquainted with various non-public, confidential or trade secret information of the Company, including, but not limited to information referred to in the PII Agreement as "Proprietary Information" and records of the Company that are regularly used in the operation of the Company's business, that affect the success, profitability and good will of the Company and that are not known or available to persons outside the Company, and other nonpublic, confidential or trade secret information of the Company (collectively, the "PROPRIETARY INFORMATION"). With respect to such Proprietary Information Employee agrees:



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               (i)    That all Proprietary Information and documents,
memoranda, reports, files, correspondence and records that relate to the Company's business that Employee had contact with remain the Company's sole property;

               (ii) That Employee will continue to abide by the terms and conditions of the attached PII Agreement to the extent that such terms and conditions provide for continuing obligations after termination of his employment;

               (iii) That he will not directly or indirectly disclose any of this Proprietary Information, or use it in any way, either during the term of this Agreement or at any time thereafter, except as authorized in writing by the Company;

               (iv) That he has delivered and returned to the Company all written or graphic records that he knows, suspects or should know contain Proprietary Information.

     2.   MUTUAL RELEASE

          Employee and his representatives, heirs, successors and assigns do hereby completely release and forever discharge the Company, its affiliates, present and former shareholders, officers, directors, agents, employees, attorneys, successors and assigns from all claims, rights, demands, actions, obligations, liabilities and causes of action he may have had or now have, known or unknown, to pursue any remedies available to him whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation, including, but not limited to, matters that could have been raised in a civil action, any employment laws, including but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act and any other laws and/or regulations relating to employment or employment discrimination. Notwithstanding the foregoing, Employee does not release any claims based on obligations created by or reaffirmed in the PII Agreement or this Agreement, whether or not such claims have already arisen or arise after the date hereof.

          The Company and its successors and assigns do hereby completely release and forever discharge Employee and his representatives, heirs, attorneys, successors and assigns from all claims, rights, demands, actions, obligations, liabilities and causes of action the Company may have had or now have, known or unknown, to pursue any remedies available to the Company whether based on tort, contract (express or implied) or any federal, state or local law, statute or regulation. including, but not limited to, matters that could have been raised in a civil action, any employment laws, including but not limited to, claims of breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act and any other laws and/or regulations relating to employment. Notwithstanding the foregoing, the Company and its successors and assigns do not release any claims based on obligations created by or reaffirmed in the PII Agreement or this Agreement, including, without limitation, the obligations referred to in
Section 1.H above, whether or not such claims have already arisen or arise after the date hereof.

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     3.   SECTION 1542 WAIVER

          Based on information currently available to the Company and Employee, as applicable, (i) the Company is not aware that Employee has committed any wrongdoing or has participated in the preparation and filing with any government agency of any report or final prospectus or registration statement that is incorrect or incomplete or in the preparation and issuance of any public announcement or any filing with any government agency which at the time thereof Employee knew or should have known to be incorrect or incomplete, and (ii) Employee is not aware that the Company has committed any wrongdoing or has prepared and filed with any government agency any report or final prospectus or registration statement that is incorrect or incomplete or in the preparation and issuance of any public announcement or any filing with any government agency which at the time thereof the Company knew or should have known to be incorrect or incomplete.

          Notwithstanding the foregoing, each party understands that, except for any claims referred to in the last sentence of the first paragraph of Section 2 or in the last sentence of the second paragraph of Section 2
(the "EXCEPTED CLAIMS"), such party releases not only claims presently known to such party, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the release and as described in the preceding sections. Each party understands that such party may hereafter discover facts different from what such party now believes to be true, which if known, could have materially affected this Agreement, but such party nevertheless waives any claims or rights based on different or additional facts, other than any Excepted Claims. Except for the Excepted Claims, each party knowingly and voluntarily waives any and all rights or benefits that such party may now have, or in the future may have, under the terms of section 1542 of the California Civil Code, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     4.   CONFIDENTIALITY

          Employee and the Company understand and agree that this Agreement and each of its terms, and the negotiations surrounding it, are confidential and will not be disclosed by Employee or the Company, to any entity or person, for any reason, at any time, without the prior written consent of the other party, except as required by law or to legal advisors for the parties who will be informed of and will agree to be bound by this confidentiality obligation.

     5.   PRESS RELEASE

          Notwithstanding the provisions of Section 6, Employee acknowledges that Hybrid will promptly issue a press release regarding Employee's termination of his employment with the Company, and agrees that the Company may do so. The Company agrees to make a copy of the press release available to Employee in advance of issuance and to make reasonable efforts in good faith to reach agreement with Employee regarding the wording of the press release.


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     6.   NON-ADMISSION

          The parties understand and agree that this Agreement is not and will not be deemed or construed at any time or for any purpose as an admission of liability by the Company or by Employee. The liability for any and all claims is expressly denied by the Company and by Employee.

     7.   INTEGRATION

          The parties understand and agree that the preceding sections recite the sole consideration for this Agreement; that no representation or promise has been made by Employee, the Company or any other party concerning the subject matter of this Agreement, except as expressly set forth in this Agreement or the PII Agreement; and that all agreements and understandings between the parties concerning the subject matter of this Agreement are embodied and expressed in this Agreement and the PII Agreement. This Agreement and the PII Agreement will supersede all prior agreements and understandings between Employee and the Company, whether written or oral, express or implied, with respect to the engagement, employment, termination and compensation of Employee.

     8.   AMENDMENTS; WAIVER

          This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy or power under this Agreement will operate as a waiver thereof, and no single or partial exercise of any right, remedy or power under this Agreement will preclude any other or further exercise thereof, or the exercise of any other right, remedy or power provided herein or by law or in equity.

     9.   ASSIGNMENT; SUCCESSORS AND ASSIGNS

          This Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, successors, attorneys and permitted assigns. This Agreement will not benefit any other person or entity except as specifically enumerated in this Agreement.

     10.  SEVERABILITY

          If any provision of this Agreement, or its application to any person, place or circumstances is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or void, such provision will be enforced to the greatest extent permitted by law, and the remainder of this Agreement and provision as applied to other persons, places and circumstances will remain in full force and effect.

     11.  GOVERNING LAW

          This Agreement will be governed by and construed in accordance with the law of the State of California.



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     12.  CONSIDERATION PERIOD

          Employee acknowledges he has read and understands this Agreement and that his signature below is completely voluntary. Employee also acknowledges that the Company as offered him the opportunity to take up to 21 days to consider this Agreement but that he has elected to execute and deliver this Agreement before such 21-day period has elapsed and that he waives his rights to consider this Agreement for such 21-day period.
Employee further acknowledges that he has been told by the Company that he has the right to consult with an attorney about this Agreement, that he was encouraged by the Company to consult with an attorney of his own choosing concerning the waivers contained in this Agreement, that he has done so and that the waivers he has made are knowing, conscious and with full appreciation that he may never pursue any of the rights he has waived.

     13.  REVOCATION PERIOD

          Employee understands that for seven days after signing this Agreement he has the right to revoke it and that this Agreement will not become effective or enforceable until after those seven days (the "REVOCATION PERIOD") have passed.

          IN WITNESS WHEREOF, the parties have executed and delivered as of the first date set forth above.

Employee:                              The Company:

                                       HYBRID NETWORKS, INC.
/s/ Dan E. Steimle
---------------------------------
Dan E. Steimle
                                       By: /s/ Carl S. Ledbetter
                                           ---------------------------------
                                           Carl S. Ledbetter
                                           Chief Executive Officer



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                                  EXHIBIT A

     Gross amount paid to Employee for accrued salary, reimbursable expenses and accrued but unused vacation pay through May 31, 1998: $17,469.74

     2. Gross severance pay to Employee: $27,500 (an amount equal to two months' base salary, to be paid on May 31, 1998).

     3.   Gross bonus pay to Employee: $75,000 (to be paid on August 31,1998).

     4. Gross fixed payments during Period of Consultancy: $6,875 per month commencing June 1, 1998 and ending November 1, 1998 (an amount equal to 50% of base monthly salary); a total of $41,250 over the six months' consulting period (ending November 30, 1998).